Exhibit 10.1

SERVICES AND NON-COMPETE AGREEMENT

Services And Non Compete Agreement (this “Agreement”), dated as of March 20, 2008, by and among Lexington Realty Trust, a Maryland real estate investment trust (together with its subsidiaries and affiliates, “Company”), FUR Advisors LLC, a Delaware limited liability company (“FUR”), and Michael L. Ashner, an individual. (“Ashner”)  Company, FUR and Ashner are each referred to herein as a “Party” and collectively as the “Parties.” FUR and Ashner are sometimes referred to herein as the “Ashner Parties.”

Recitals

Whereas, Company desires to obtain certain services from the Ashner Parties for the purpose of enabling Company to manage the operation of the properties and businesses owned and conducted by The Lexington Master Limited Partnership (the “MLP”) and certain strategic transactions previously entered into by the Company (“Strategic Transactions”); and

Whereas, Ashner is the Chairman and Chief Executive Officer of each of FUR and Winthrop Realty Trust, an unincorporated association in the form of an Ohio business trust (“Winthrop”); and

Whereas, FUR is the external advisor to Winthrop.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and FUR hereby agree as follows:

Agreement

1.           Scope of Agreement.  In accordance with the terms and conditions of this Agreement, (i) FUR hereby agrees to provide certain asset management support services to Company, the nature and scope of which are described in Section 4 of this Agreement; and (ii) the Ashner Parties and Winthrop, as applicable, hereby agree to (a) the standstill provisions set forth in Section 6, and (b) the continuation of the exclusivity and non-compete provisions currently in effect in favor of the Company.

2.           Consideration.  In exchange for providing the Services (defined below) and the other obligations to be undertaken pursuant to this Agreement, Company shall pay to FUR $1,500,000, as follows:

Payment Date	Payment Amount
4/1/08	$166,666
5/1/08	$166,666
6/2/08	$166,666
7/1/08	$166,667
8/1/08	$166,667
9/2/08	$166,667
10/1/08	$166,667
11/3/08	$166,667

12/1/08	$166,667

3.           Term.  The term of this Agreement (the “Term”) shall commence on the date hereof and shall end on December 31, 2008 (the “Termination Date”).

4.           Services to be Provided by FUR.  Until the Termination Date, FUR shall provide Company with support of the asset management functions of Company relating to MLP’s assets and the Strategic Transactions (the “Services”).

5.           Level of Services.  FUR will use the same degree of care in rendering the Services under this Agreement as it utilizes in rendering such Services for its own operations and its other clients.  Company shall cooperate with FUR to permit FUR to perform its duties and obligations under this Agreement in a timely manner (including, without limitation, providing to FUR any reports or other information required by FUR to discharge its duties hereunder).

6.           Standstill. Each of the Ashner Parties agrees that until the Termination Date, unless such shall have been specifically invited in writing by Company, neither the Ashner Parties nor any of their respective controlled affiliates (as such term is defined under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (collectively, the “1934 Act”)), including, without limitation, Winthrop, will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of securities (or beneficial ownership thereof) or assets (unless such assets are otherwise being marketed by Company) of Company or any of its subsidiaries, affiliates or divisions; (ii) any tender or exchange offer, merger or other business combination involving Company or any of its subsidiaries, affiliates or divisions; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Company or any of its subsidiaries, affiliates or divisions; or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of Company; (b) form, join or in any way participate in a “group” (as defined under the 1934 Act); (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or Trustees or policies of Company or any of its subsidiaries, affiliates or divisions; (d) take any action which might force Company to make a public announcement regarding any of the types of matters set forth in (a) above; (e) request Company, directly or indirectly, to amend or waive any provision of this Section 6; or (f) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Notwithstanding anything herein to the contrary, the obligations of this Section 6 shall immediately terminate at such time, if at all, in the event there is a public announcement by Company that a third party or group has made an offer to acquire (in any manner), directly or indirectly, (i) control of Company or its Board of Trustees (including, without limitation, through a solicitation of proxies); (ii) control of any voting securities of Company; or (iii) all or substantially all of the businesses or assets of Company.

7.           Amended and Restated Exclusivity Services Agreement and Acquisition Agreement and Assignment and Assumption.  Notwithstanding anything to the contrary contained herein, in the Amended and Restated Exclusivity Services Agreement, dated as of December 31, 2006, between Company and Ashner (the “Exclusivity Agreement”), or in the Acquisition Agreement, dated as of November 7, 2005, as amended by the Amendment to Acquisition Agreement, Assignment and Assumption on December 31, 2006, between Newkirk Realty Trust, Inc., Winthrop and Company (collectively, as amended, the “Acquisition Agreement”), (a) the Exclusivity Agreement and Acquisition Agreement shall remain in full force and effect, (b) the Exclusivity Period (as defined in the Exclusivity Agreement) shall end on the Termination Date, and (c) the Reversion Date (as defined in the Acquisition Agreement) shall be the Termination Date.

8.           Miscellaneous.

8.1           Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each Party and otherwise as expressly set forth herein.

8.2           Waiver.  No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of any Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

8.3           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

                      if to Winthrop, FUR or Ashner, to:

FUR Realty Trust
7 Bulfinch Place
Suite 500
Boston, MA  02114
Facsimile:  (617) 570-4746
Attention:  Michael L. Ashner

                      with copies (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Fax No:  (212) 940-8776
Attention:    Mark I. Fisher, Esq.

                      if to Company, to:

Lexington Realty Trust
One Penn Plaza
Suite 4015
New York, New York 10119-4015
Attention:     T. Wilson Eglin
                      Joseph S. Bonventre

                      with a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Fax No.:  (212) 319-4090
Attention:     Mark Schonberger, Esq.

8.4           Interpretation.  The headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation”, unless otherwise specified.

8.5           Entire Agreement.  Other than the Separation Agreement and General Release between Company and Ashner of even date herewith, this Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter of this Agreement.  Notwithstanding any oral agreement of the Parties or their representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

8.6           No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and assigns, and nothing in this

Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

8.7           Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

8.8           Submission to Jurisdiction.  Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party or its successors or assigns may be brought and determined in any New York State or federal court sitting in New York, New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the Parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts).  Each of the Parties further agrees to accept service of process in any manner permitted by such courts.  Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

8.9           Assignment.  No Party shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of each other Party; except that (i) Company may, without such consent, assign all such rights to any affiliate(s) of Company or to any Person providing financing to Company as collateral security for such financing; provided that no such assignment shall relieve Company of any of its obligations hereunder; and (ii) FUR may, without such consent, assign all such rights to (A) any affiliate controlling FUR; provided that no such assignment shall relieve FUR of any of its obligations hereunder or (B) any person that acquires, directly or indirectly, all or any substantial portion of the assets or securities of FUR.  Any unauthorized assignment or transfer shall be null and void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

8.10           Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in New York, New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity.  Each of the Parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

8.11           Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

8.12           Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.13           Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

8.14           Facsimile Signature.  This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

8.15           No Agency.  Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between or among the Parties or constitute or be deemed to constitute any Party the agent or employee of any other Party for any purpose whatsoever and no Party shall have authority or power to bind any other Party or to contract in the name of, or create a liability against, the other in any way or for any purpose.

8.16           Information.  Subject to any applicable laws and privileges, each Party covenants and agrees to provide each other Party with all information regarding itself and the transactions under this Agreement that each other Party reasonably believes is required to comply with all applicable federal, state, county, and local laws, ordinances, regulations, and codes, and to satisfy the requesting Party’s obligations hereunder.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first written above.

Lexington Realty Trust

By:	/s/ T. Wilson Eglin
Name:	T. Wilson Eglin
Title:	Chief Executive Officer

FUR Advisors LLC

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer

/s/ Michael L. Ashner
Michael L. Ashner

AGREED AND CONSENTED TO

FOR PURPOSES OF SECTION 7 ONLY

Winthrop Realty Trust

By:	/s/ Peter Braverman
Peter Braverman
President